Exhibit 10.4

NYFIX, INC.
2007 OMNIBUS EQUITY COMPENSATION PLAN
MODEL
NON-QUALIFIED STOCK OPTION AGREEMENT
(PERFORMANCE VESTING)

                    Non-Qualified Stock Option Agreement (this “Agreement”), dated as of October
2, 2007, between NYFIX, Inc. (“NYFIX”) and P. Howard Edelstein (the “Participant”).

BACKGROUND

                    Pursuant to the terms of the NYFIX, Inc. 2007 Omnibus Equity Compensation
Plan (the “Plan”), and subject to the approval of the Plan by the stockholders of NYFIX, NYFIX desires to (i) provide an incentive to the Participant, (ii) encourage the Participant to contribute materially to the growth of NYFIX and its subsidiaries (collectively, the “Company”) and (iii)
more closely align the Participant’s economic interests with those of NYFIX stockholders by means of a Nonqualified Stock Option Grant. Whenever capitalized terms are used in this
Agreement, they shall have the meanings set forth in this Agreement or, if not defined in this
Agreement, as set forth in the Plan.

                    The Plan allows the Company to provide rewards and incentives to certain employees of the Company by, among other things, granting them opportunities to purchase shares of Stock. The Board or the Committee has determined that it would be in the best interest of the Company and its stockholders to grant the Options to the Participant under the Plan.

                    In consideration of the covenants and agreements set forth in this Agreement, and intending to be legally bound hereby upon the approval of the Plan by the stockholders of
NYFIX, the Participant and NYFIX hereby agree as follows:

ARTICLE 1

GRANT OF OPTIONS

                    1.1     Grant of Options. The Participant is hereby granted Nonqualified Stock
Options representing the right to purchase 1,428,855 shares of Stock subject to the restrictions and conditions set forth in this Agreement and subject to the approval of the Plan by the stockholders of NYFIX. References in this Agreement to “Option” and “Options” mean the options granted hereby, individually and in the aggregate.

                    1.2     Option Price. The Option Price of the Options is $4.60 per share, which is the same as the Fair Market Value of a share of Stock on the Date of Grant.

                    1.3     Grant Information. The Options have been granted under the Plan. The
Board or the Committee authorized the grant of the Options on October 2, 2007.

ARTICLE 2

EARNING AND VESTING OF OPTIONS

                    All of the Options are unearned and unvested on the Date of Grant. Options shall be earned and vest upon, but only upon, the earliest to occur of the events described in Section 2.1 or 2.2, in each case subject to the limitations set forth in Section 2.3, and shall become exercisable as described in Section 2.4. All unearned and unvested Options shall be forfeitable as set forth in Section 2.3 and shall be non-transferable as set forth in Section 5.2. All shares of Stock issued upon exercise of Options shall be transferable, although:

                              (a)     transferability may be subject to pre-clearance, blackout, registration and other requirements and restrictions under the Company’s insider trading and other compliance policies and procedures; and

                              (b)     transfers by executive officers should be reviewed in advance to determine if there would be any potential liability for short-swing profits under Section 16(b) of the Securities Exchange Act of 1934.

                    2.1     (i)      Performance Targets for Earning Options. If not sooner vested and unless previously forfeited pursuant to Section 2.3 or 4.2:

                                        (a)     First Year Earning. Up to twenty-five percent (25%) of the Options (the “First Tranche Options”) may be earned on March 10, 2008 (the “First Earning Date”). The measures and a schedule of the number of Options that may be earned based on attainment of such measures (which are determined by the Committee) will be delivered to the Participant at the time, or shortly after, this Agreement is executed. Any First Tranche Options that are unearned as of March 10, 2008 shall continue to be unearned.

                                        (b)     Second Year Earning. Up to twenty-five percent (25%) of the Options (the “Second Tranche Options”) may be earned on March 10, 2009 (the “Second Earning Date”) based on attainment of measures for the calendar year 2008 determined by the Committee. The measures and a schedule of the number of Options that may be earned based on attainment of such measures will be delivered to the Participant in writing by March 31, 2008.  Any Second Tranche Options that are unearned as of March 10, 2009 shall continue to be unearned.

                                        (c)     Third Year Earning. Up to twenty-five percent (25%) of the Options (the “Third Tranche Options”) may be earned on March 10, 2010 (the “Third Earning Date”) based on attainment of measures for the calendar year 2009 determined by the Committee. The measures and a schedule of the number of Options that may be earned based on attainment of such measures will be delivered to the Participant in writing by March 31, 2009.  Any Third Tranche Options that are unearned as of March 10, 2010 shall continue to be unearned.

                                        (d)     Fourth Year Earning. Up to twenty-five percent (25%) of the Options (the “Fourth Tranche Options”) may be earned on March 10, 2011 (the “Fourth Earning Date”) based on attainment of measures for the calendar year 2010 determined by the

Committee. The measures and a schedule of the number of Options that may be earned based on attainment of such measures will be delivered to the Participant in writing by March 31, 2010.  Any Fourth Tranche Options that are unearned as of March 10, 2011 shall continue to be unearned.

                                        (e)     Carryforward. All of the First Tranche Options, Second Tranche Options, Third Tranche Options and Fourth Tranche Options that continue to be unearned on March 10, 2011 following the application of Sections 2.1(i)(a) through (d), may be earned on March 10, 2011. The measures and a schedule of the number of Options that may be earned based on attainment of such measures (which are determined by the Committee) will be delivered to the Participant at the time, or shortly after, this Agreement is executed. Any Options that are unearned as of March 10, 2011 after giving effect to this Section 2.1(i)(E) shall, subject to Section 2.2, remain unearned and shall be forfeited in accordance with Section 2.3.

                                        (f)     Partial Vesting. If a partial Option would be earned on any date, the total number of Options earned on such date shall be rounded up to the nearest whole Option.

                                        (g)     Certification. The Committee shall certify on or before the applicable Earning Date whether the performance target applicable to such Earning Date was satisfied.

                              (ii)     Vesting of Options. If not sooner vested and unless previously forfeited pursuant to Section 2.3, the earned Options shall vest and become exercisable on March 10, 2011 only if the Participant is still employed by the Company on September 4, 2010.

                    2.2     Accelerated or Continued Earning and/or Vesting. The Committee may accelerate the date on which any or all of the Options are earned and/or vested at any time and for any reason. Notwithstanding anything contained herein to the contrary:

                              (i)     upon a termination of the Participant’s employment (a) by the Company without Cause (as defined in Section 5.1) or (b) by the Participant for Good Reason (as defined in Section 5.1),

                                      (a)     in addition to any Options earned on or prior to the date of such termination, the Participant may continue to earn the Options that would have been earned (in accordance with Section 2.1 hereof) had the Participant remained employed through the last day of the period for which the Participant receives severance, if any, following such termination (the “Severance Period”), based on the attainment of performance targets for the applicable Earning Period(s) (i.e., each calendar year that includes all or part of the Severance Period); provided however, that the number of Options that may be earned for the calendar year that includes the last day of the Severance Period shall equal (a) the number of Options that would have been earned based on the attainment of performance targets described in Section 2.1(i) for the calendar year that includes the last day of the Severance Period multiplied by (b) the number of days in the calendar year that elapsed prior to such last day, divided by 365; and

                                        (b)     the Participant’s earned Options will vest and become exercisable on the later of (a) the date of such termination of the Participant’s employment or (b) the date such Options are earned in accordance with 2.2(i)(A);

                              (ii)     upon a termination of the Participant’s employment due to death or Disability (as defined in Section 5.1),

                                        (a)     in addition to any Options earned on or prior to the date of such termination of employment, the Participant may earn, on the Earning Date next following such date of termination, the number of Options equal to (a) the number of Options that would have been earned based on the attainment of performance targets for the calendar year that includes the date of such termination, multiplied by (b) the number of days in the calendar year that elapsed prior to such date of such termination, divided by 365; provided that in the event of a termination due to death, if an insurance policy was not obtained as required in accordance with Section 5 of the Employment Agreement between the Company and the Participant dated September 4, 2006, as amended from time to time (the “Employment Agreement”), then the Participant may continue to earn the Options that would have been earned (in accordance with Section 2.1 hereof) had the Participant remained employed through the date nine months following such termination (the “Extension Period”), based on the attainment of performance targets for the applicable Earning Period(s) (i.e., each calendar year that includes all or part of the Extension Period), with the number of Options that may be earned for the calendar year that includes the last day of the Extension Period equal to (a) the number of Options that would have been earned based on the attainment of performance targets described in Section 2.1(i) for the calendar year that includes the last day of the Extension Period multiplied by (b) the number of days in the calendar year that elapsed prior to such last day, divided by 365; and

                                        (b)     the Participant’s earned Options will vest and become exercisable on the later of (a) the date of the Participant’s termination of employment due to death or Disability, as applicable, or (b) the date such Options are earned in accordance with 2.2(ii)(A);

                              (iii)     upon a Change in Control (as defined in Section 5.1), any Options earned on or prior to the date of the Change in Control shall vest and become exercisable.

                    2.3     Effect of Termination of Employment on Earning and Vesting; Forfeiture of Unvested Options. Unless otherwise determined by the Committee and after giving effect to any applicable continuation or acceleration, as applicable, of earning and vesting provided in Section 2.2 hereof, all Options that are both unearned and unvested shall cease to be eligible to be vested and shall be forfeited as of the earlier of (i) the time of notification of the termination of the Participant’s employment with the Company for Cause, (ii) the termination of the Participant’s employment with the Company prior to September 4, 2010 (which means the last date of actual employment, even if a different date is used for administrative convenience in connection with employee retirement, benefit or welfare plans) other than by the Company without Cause or by the Participant for Good Reason, (iii) a Change in Control or (iv) the Fourth Earning Date.

                    2.4     Exercise; Restriction on Exercise. No unvested Options shall be exercisable. All earned and vested Options shall become exercisable at the time set forth above and shall cease to be exercisable at the time they expire and are forfeited as provided in Section 2.3 of Article 4.

                    2.5     Change in Control. Except as otherwise provided in this Agreement or as the Committee may determine at the time of a Change in Control, the effect of a Change in Control on the Participant’s Options is subject to Section 17 of the Plan.

ARTICLE 3

EXERCISE OF OPTIONS

                    3.1     Person Who Can Exercise. Exercisable Options may only be exercised by the Participant, except that, in the event of the Disability of the Participant, those Options may be exercised by the Participant’s legal guardian or legal representative and, in the event of death, those Options may be exercised by the executor or administrator of the Participant’s estate or the Person or Persons to whom the Participant’s rights under those Options pass by will or the laws of descent and distribution.

                    3.2     Procedure for Exercise. Exercisable Options may be exercised in whole or in part with respect to any portion thereof that is exercisable. To exercise an exercisable Option, the Participant (or such other Person who shall be permitted to exercise that Option as set forth in Section 3.1) must complete, sign and deliver to the Company an exercise notice in a form to be provided by the Company together with payment in full of the Option Price multiplied by the number of shares of Stock with respect to which that Option is exercised, in accordance with the option exercise procedures of the Company as in effect from time to time. The right to exercise any Option shall be subject to the satisfaction of all conditions set forth in such form of exercise notice. Payment of the Option Price shall be made in cash (including check, bank draft or money order). The Participant’s right to exercise the Option shall be subject to the satisfaction of all conditions set forth in such exercise notice.

                    3.3     Withholding of Taxes.

                              (i)     The Company shall withhold or deduct from any or all payment or amounts due to or held for the Participant (or such other Person who may be permitted to exercise Options as set forth in Section 3.1), whether due from the Company or held in the account of the Participant (or such other Person) at any broker facilitating the exercise of Options, or secure payment from the Participant of, an amount (the “Withholding Amount”) equal to all taxes (including unemployment (including FUTA), social security and medical (including FICA), and other governmental charges of any kind as well as income and other taxes) required under any applicable law to be withheld or deducted with respect to any and all taxable income and other amounts attributable to the Options.

                              (ii)     The Withholding Amount shall be determined by the Company.

                              (iii)     Immediately upon request by the Company, the Participant agrees to pay all, or a portion if so requested by the Company, of the Withholding Amount to the Company in cash.

                              (iv)     The timing of withholding or deduction from such payments or amounts shall be determined by the Company.

ARTICLE 4

EXPIRATION OF OPTIONS

                    4.1     Expiration. Vested and unvested Options shall expire at 5:00 p.m., Eastern Daylight Time on October 2, 2017.

                    4.2     Earlier Expiration. Notwithstanding Section 4.1, unless otherwise determined by the Committee, Options shall be forfeited and shall expire on the earliest to occur of the following:

                               (i)     all unvested Options shall expire as provided in Section 2.3;

                               (ii)    upon the Participant's termination of employment by the Company for Cause, all vested Options shall expire immediately at the time notice of such termination is given (unless otherwise determined by the Company in its sole discretion);

                               (iii)   upon the Participant’s termination of employment by the Company without Cause or the Participant’s resignation from employment with the Company other than in connection with death or Disability, all vested Options shall expire upon the earlier of (a) the ninetieth day following the later of the date of such termination or March 10, 2011 or (b) the expiration of the Options under Section 4.1; and

                               (iv)   upon the Participant’s termination of employment due to the Participant’s death or Disability, all vested Options shall expire upon the earlier of (a) the 12-month anniversary of the later of the date of such termination or March 10, 2011 or (b) the expiration of the Options under Section 4.1.

                    4.3     Cancellation. Vested and unvested Options which expire unexercised shall be treated as cancelled.

                    4.4     Effective Date. For purposes hereof, except as otherwise set forth in Sections 2.3 and 4.2, the date of resignation or termination of employment means the last date of actual employment, even if a different date is used for administrative convenience in connection with employee retirement, benefit or welfare plans.

ARTICLE 5

MISCELLANEOUS

                    5.1     Definitions. The terms “Cause”, “Change in Control”, “Disability” and “Good Reason” shall each have the meaning ascribed to such term in the Employment Agreement.

                    5.2     Options Not Transferable. Options may not be transferred (other than by will or laws of descent and distribution). Any attempt to effect a transfer of Options that is not permitted by the Plan or this Agreement shall be null and void.

                    5.3     Code Section 409A. The parties recognize that certain provisions of this Agreement may be affected by Code Section 409A and agree to negotiate in good faith to amend this Agreement with respect to any changes necessary or advisable to comply with Code Section 409A.

                    5.4     Code Section 162(m). The Options were granted in a manner intended to meet the requirements of “qualified performance based compensation” under Code Section 162(m), including the requirement that the stockholders of NYFIX approve of the Grant before it can be effective.

                    5.5     Notices.     All notices, requests and demands to or upon the parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy or email notice, when received, addressed as follows to the Company and the Participant, or to such other address as may be hereafter notified by the parties hereto:

(i)	If to the Company, to it at the following address:

NYFIX, Inc. 100 Wall Street-26th Floor New York, NY 10005 Attn: General Counsel

                                        (ii)     If to the Participant, to his or her most recent primary residential address or business telecopy or email address as shown on the records of the Company.

                    5.6     No Right To Continued Employment. The Participant acknowledges and agrees that, notwithstanding the fact that the vesting of the Options is contingent upon his or her continued employment by the Company, this Agreement does not constitute an express or implied promise of continued employment or confer upon the Participant any rights with respect to continued employment by the Company.

5.7	Amendments and Conflicting Agreements.

                              (a)     This Agreement may be amended by a written instrument executed by the parties which specifically states that it is amending this Agreement or by a written instrument executed by the Company which so states if such amendment is not adverse to the Participant or relates to administrative matters.

                              (b)     To the extent the provisions of this Agreement relating to vesting, exercisability or termination of the Options are inconsistent with the terms of the Employment
Agreement, the terms of this Agreement shall control and the Employment Agreement is hereby deemed amended to the extent of such inconsistency to conform to the terms of this Agreement.

                    5.8     Governing Law and Interpretation. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein without regard to the conflicts of law principles thereof. Whenever the word “including” is used herein, it shall be deemed to be followed by the phrase “without limitation.” Unless otherwise specified herein, all determinations, consents, elections and other decisions by the Committee may be made, withheld or delayed in its sole and absolute discretion.

                    5.9     Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

                    5.10   Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same instrument and which will be deemed effective whether received in original form or by telecopy or other electronic means. Facsimile signatures shall be as effective as original signatures.

                    5.11   Construction. The construction of this Agreement is vested in the
Committee, and the Committee’s construction shall be final and conclusive on all Persons.

                    5.12   Effective Date of Agreement. This Agreement is effective as of the date the stockholders of NYFIX approve the Plan and shall terminate if such approval is not obtained within 12 months of the Date of Grant.

* * *

                    IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer.

                                                                                     NYFIX, INC.

                                                                                     By  /s/ Scott A. Bloom
                                                                                     Name:  Scott A. Bloom

PARTICIPANT’S ACCEPTANCE

                    The Participant acknowledges that he or she has read this Agreement, has received and read the Plan, and understands the terms and conditions of this Agreement and the
Plan and hereby accepts the foregoing Options and agrees to be bound by the terms and conditions of this Agreement and the Plan.

                                                                                     PARTICIPANT

                                                                                       /s/ P. Howard Edelstein
                                                                                     Signed